EXHIBIT 10.4

                    GENERAL SECURITY AGREEMENT


   THIS GENERAL SECURITY AGREEMENT, dated as of April 8, 1997, made by VENTURE STORES, INC., a Delaware corporation ("Grantor"), in favor of BT COMMERCIAL CORPORATION, a Delaware corporation ("BTCC"), acting in its capacity as agent (in such capacity, "Agent") for itself and each of the other "Lenders" (as such term is defined in the Credit Agreement referred to below).


                       W I T N E S S E T H:

   WHEREAS, pursuant to that certain Credit Agreement dated as of April 8, 1997, (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"), among Grantor, Agent and Lenders, Lenders have severally agreed to make certain loans and other extensions of credit to or for the account of Grantor upon the terms and subject to the conditions set forth therein; and

   WHEREAS, Lenders have required, as a condition, among others, to the making of any such loans or other extensions of credit, that Grantor execute and deliver this Security Agreement to Agent for its benefit and for the ratable benefit of Lenders;

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

   1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined);

   "Account Debtor" means the Person who is obligated on or under an Account.

   "Account" means any "account" as such term is defined in
section 9-106 of the UCC, now owned or hereafter acquired by Grantor and shall include, without limitation, all present and future rights of Grantor to payment for goods sold or leased or for services rendered which are not evidenced by Instruments or Chattel Paper, and whether or not they have been earned by performance.

   "Chattel Paper" means any "chattel paper," as such term is defined in section 9-105(1)(b) of the UCC, now owned or hereafter acquired by Grantor.

   "Collateral" has the meaning set forth in Section 2 of this Security Agreement.

   "Contracts" means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Grantor may now or hereafter have any right, title or interest.

   "Documents" means any "documents," as such term is defined in section 9-105(l)(f) of the UCC, now owned or hereafter acquired by Grantor.

   "Equipment" means any "equipment," as such term is defined in section 9-109(2) of the UCC, now owned and hereafter acquired by Grantor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, trade fixtures, vehicles, computers, other electronic data-processing equipment and office equipment now owned and hereafter acquired by Grantor and any and all additions to and substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

   "Excluded Property" means any interest in real estate, improvements to real estate, or in any lease, sublease or license of real property, other than each of the parcels of real property, together with all improvements thereon, upon which Agent has been granted a mortgage on the Closing Date, including all property described in each such mortgage or any UCC financing statement filed in connection therewith.

   "General Intangibles" means any "general intangibles," as such term is defined in section 9-106 of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all right, title and interest which Grantor may now or hereafter have in, under or to any Contracts, leasehold interests in personal property, interests in partnerships and joint ventures, tax refunds, deposit accounts (general or special) with and credits and other claims against any financial institution, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records now owned or hereafter acquired by Grantor, goodwill and rights of indemnification.

   "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole (including, without limitation, all exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

   "Instrument" means any "instrument," as such term is defined in section 9-105(1)(i) of the UCC, now owned or hereafter acquired by Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

   "Inventory" means any "inventory," as such term is defined in section 9-109(4) of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

   "License" means any license as to which Agent has been granted a security interest hereunder.

   "Proceeds" means "proceeds," as such term is defined in
section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, and (iii) any and all other amounts from time to time paid or payable to Grantor under or in connection with any of the Collateral.

   "Security Agreement" means this General Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time and shall refer to this Security Agreement as in effect on the date such reference becomes operative.

   "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois, provided, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's lien on or Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

   2. Grant of Security Interest. To secure the prompt and complete payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations and to induce Agent and each of the Lenders to enter into the Credit Agreement and to make the Revolving Loans and other extensions of credit provided for therein in accordance with the respective terms thereof, Grantor hereby grants to Agent for its benefit and the ratable benefit of the Lenders a continuing security interest in and to (and, if available, a right of setoff against) all of the following property and interests in property of Grantor, whether now owned or existing or hereafter acquired or arising and wheresoever located (all of such property and interests in property of Grantor being hereinafter, collectively, referred to as the "Collateral"):

   (a)  Accounts;

   (b)  Chattel Paper;

   (c)  Contracts;

   (d)  Documents;

   (e)  Equipment;

   (f)  General Intangibles;

   (g)  Investment Property;

   (h)  Instruments;

   (I)  Inventory;

   (j) All monies and any and all other property and interests in property of Grantor now or hereafter coming into the actual possession, custody or control of any of the Lenders or any agent or affiliate of any of the Lenders in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of Grantor in respect of any and all (i) drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same, (ii) interest rate and currency exchange agreements, including, without limitation, cap, collar, floor, forward and similar agreements and interest rate protection agreements, (iii) cash and cash equivalents, (iv) proceeds of loans, advances and other financial accommodations, including, without limitation, Revolving Loans, advances and other financial accommodations made or extended under the Credit Agreement and (v) all other personal property and interests in personal property of Grantor not specifically included in clauses (a) through (h) above; and

   (k) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions and additions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, there shall be excluded from the definition of the term "Collateral" all Excluded Property.

   3. Limitations on Lender's Obligations. It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Neither Agent nor any of the Lenders shall have any obligation or liability under any Contract or License of Grantor by reason of or arising out of this Security Agreement or the granting to Agent of a security interest therein or the receipt by Agent or any of the Lenders of any payment relating to any Contract or License pursuant hereto, nor shall Agent or any of the Lenders be required or obligated in any manner to perform or fulfill any of the respective obligations of Grantor under or pursuant to any Contracts or Licenses of Grantor, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to Agent or any Lender or to which Agent or any Lender may be entitled at any time or times.

   4. Notice to Account Debtors. Upon the occurrence and during the continuance of an Event of Default, Agent may, at any time or times and without prior notice to Grantor, notify any or all Account Debtors, parties to Contracts and obligors under Instruments and Chattel Paper, that the Accounts and the right, title and interest of Grantor in, to and under Contracts, Instruments or Chattel Paper, as the case may be, have been assigned to Agent and that payments thereon or in connection therewith shall thereupon be made directly to Agent.

   5. Verification of Accounts and Inventory. Agent shall have the right, at any time or times hereafter, in Agent's name or in the name of a nominee of Agent, to communicate with Account Debtors, parties to Contracts and obligors under Instruments and Chattel Paper of Grantor to verify with such Persons to Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper, as the case may be. Agent shall have the right, at any time or times hereafter, to make test verifications of the Accounts of Grantor and physical verifications of the Inventory of Grantor in any manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance and information as Agent may reasonably require in connection therewith.

   6. Representations and Warranties. Grantor hereby represents and warrants that:

   (a) except for Permitted Liens, Grantor is the sole legal and beneficial owner of each item of Collateral in which Grantor purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens. Except in connection with any Existing LC, no amount payable under or in connection with any of the Accounts or Contracts of Grantor are evidenced by Instruments which have not been endorsed and previously delivered to Agent;

   (b) no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Grantor in favor of Agent pursuant to this Security Agreement or such as relate to Permitted Liens;

   (c) this Security Agreement is effective to create a valid and perfected continuing first priority Lien in favor of Agent for the benefit of Agent and the ratable benefit of the Lenders on the Collateral with respect to which a Lien may be perfected by filing pursuant to the UCC, prior to all other Liens except Permitted Liens, and is enforceable as such as against creditors of and purchasers from Grantor (other than purchasers of Inventory in the ordinary course of business);

   (d) the principal place of business of Grantor, and the place where the records of Grantor concerning Collateral are kept are located at the address set forth on Schedule B, Part 6.10 of the Credit Agreement, and Grantor will not change such principal place of business or remove such records unless it has taken such action as is necessary to cause the Lien of Agent in the Collateral to continue to be perfected;

   (e) with respect to Inventory scheduled, listed or otherwise referred to in any weekly or monthly Borrowing Base Certificate, Grantor represents and warrants that (i) except to the extent permitted pursuant to clause (ii) of the proviso to the definition of the term "Eligible Inventory" set forth in the Credit Agreement
(A) it is not stored with a bailee, warehouseman, consignee or similar third party, and (B) it is located on the premises listed on Schedule B, Part 6.10 to the Credit Agreement; and (ii) it is of good and merchantable quality, free from any defects which would affect the market value of such Inventory; and

   (f) with respect to Equipment, Grantor warrants that (i) it is owned by Grantor and is located on premises listed on Schedule B, Part 6.10 to the Credit Agreement; (ii) it is not subject to any Lien whatsoever except for Permitted Liens; and (iii) it is in good repair and is currently used or usable in Grantor's business.

   7. Covenants. Grantor covenants and agrees with Agent and each of the Lenders that from and after the date of this Security
Agreement and until the Obligations are fully paid and satisfied:

   (a) Further Documentation; Pledge of Instruments. At any time and from time to time upon the written request of Agent, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Agent of any License or Contract held by Grantor or in which Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens granted hereby, transferring Collateral to Agent's possession (if a security interest in such Collateral can be perfected only by possession) and using its best efforts to obtain waivers of Liens from landlords and mortgagees. Grantor also authorizes Agent to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law. Grantor further agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement. If any Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately pledged to Agent hereunder, and shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent.

   (b) Maintenance of Records. Grantor will, at all times hereafter, keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, records sufficient to permit the preparation of all reports, schedules and other information required pursuant to Sections 7.1 and 7.2 of the Credit Agreement. Grantor will mark its books and records pertaining to Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of BT Commercial Corporation, as Agent." Upon the occurrence and during the continuance of an Event of Default, if requested by Agent, the security interest of Agent shall be noted on the certificate of title of each vehicle. For the further security of Agent and Lenders, Grantor agrees that Agent shall have a special property interest in all of Grantor's books and records pertaining to Collateral and, upon the occurrence and during the continuance of any Default or Event or Default, Grantor shall deliver and turn over any such books and records to Agent or to its representatives at any time on demand of Agent.

   (c) Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, General Intangible, Document or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Document or Instrument, Grantor will save, indemnify and keep Agent and each of the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of the unenforceability or non-conformity with any applicable law of such Collateral or a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any of the Lenders.

   (d) Compliance with Laws, etc. Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Grantor's business.

   (e) Payment of Obligations. Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except as permitted otherwise pursuant to the Credit Agreement.

   (f) Compliance with Terms of Accounts; Account Covenants. In all material respects, Grantor will perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound.

   (g) Safekeeping of Inventory; Inventory Covenants. Neither Agent nor any of the Lenders shall be responsible for: (i) the safekeeping of the Inventory; (ii) any loss or damage to the Inventory; (iii) any diminution in the value of the Inventory; or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Grantor and Agent, and Grantor and the Lenders, all risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Grantor except in the case of Agent's or any Lender's own gross negligence or willful misconduct. Except to the extent permitted pursuant to clause (ii) of the proviso to the definition of the term "Eligible Inventory" set forth in the Credit Agreement, no Inventory shall be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party without Agent's prior written consent. Grantor shall not sell any Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Grantor to repurchase such Inventory (except in the ordinary course and pursuant to the reasonable requirements of Grantor's business and in accordance with Grantor's usual and customary business practices in effect on the Closing Date).

   (h) Safekeeping of Equipment; Equipment Covenants. Grantor agrees that neither Agent nor any of the Lenders shall be responsible for: (i) the safekeeping of the Equipment; (ii) any loss or damage to the Equipment; (iii) any diminution in the value of the Equipment; or (iv) any act or default of any repairman, bailee or any other Person with respect to the Equipment. As between Grantor and Agent, and Grantor and the Lenders, all risk of loss, damage, destruction or diminution in the value of the Equipment shall be borne by Grantor, except in the case of Agent's or any Lender's own gross negligence or willful misconduct.
Grantor will keep and maintain the Equipment in good operating condition and Grantor will provide all maintenance and service and all repairs necessary for such purpose.

   (i) Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens, and will defend the right, title and interest of Agent in and to all of Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

   (j) Limitations on Modifications of Accounts. Grantor will not, without Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and other modifications granted in the ordinary course of business of Grantor and in accordance with Grantor's usual and customary business practice in effect on the Closing Date.

   (k) Maintenance of Insurance. Grantor will maintain, with respect to the Collateral of Grantor, insurance in accordance with all of the requirements of Section 7.6 of the Credit Agreement.

   (l) Limitations on Disposition. Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as otherwise expressly permitted under the Credit Agreement.

   (m) Further Identification of Collateral. Grantor will, if so requested by Agent, furnish to Agent, as often as Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

   (n) Notices. Grantor will advise Agent promptly, in reasonable detail, (i) of any material Lien made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Lien granted hereunder.

   (o) Right of Inspection. Agent and each of the Lenders shall at all times have full and free access during normal business hours to all the books and records and correspondence of Grantor, and Agent and each of the Lenders, or their respective representatives, may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to each of such Persons, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Agent and each of the Lenders, and their respective representatives, shall also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting Agent's interests therein.

   (p) Continuous Perfection. Grantor will not change its name, identity, corporate structure or principal place of business in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Grantor shall have given Agent at least twenty (20) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

   8. Agent's Appointment as Attorney-in-Fact. (a) Grantor hereby irrevocably constitutes and appoints Agent, and any officer, employee or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Agent, and any officer, employee or agent thereof, the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

        (i) at any time (A) to endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral, (B) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; (C) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect or arising out of any Collateral; and (D) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notice in connection with Accounts and other Documents constituting or relating to the Collateral;

        (ii) upon the occurrence and during the continuation of an Event of Default (A) to direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Agent or as Agent shall direct; (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Agent's Lien thereon, in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

   (b) Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this
Section 8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid and satisfied in full.

   (c) The powers conferred on Agent hereunder are solely to protect the respective interests of Agent and the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Agent nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act, except for their own gross negligence or willful misconduct.

   (d) Grantor also authorizes Agent, and any officer, employee or agent thereof, at any time and from time to time, (i) to communicate in its own name with any Person which is a party to any Contracts with regard to the assignment of the right, title and interest of Grantor in and under such Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 10(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

   9. Performance by Agent of Grantor's Obligations. If Grantor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of any of the Revolving Loans, shall be payable by Grantor to Agent on demand and shall constitute Obligations secured hereby.

   10. Remedies; Rights Upon Default. (a) Rights and Remedies Generally. Upon the occurrence of an Event of Default, the Agent shall have, in addition to any other rights and remedies contained in this Security Agreement or in any of the other Credit Documents, all of the rights and remedies of a secured party under the UCC or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Agent after an Event of Default may be for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. All sales of the Collateral may be adjourned from time to time with or without notice. Agent may, in its sole discretion, cause the Collateral to remain on the respective premises of Grantor, at Grantor's expense, pending sale or other disposition of the Collateral. Agent shall have the right to conduct such sales on Grantor's premises, at Grantor's expense, or elsewhere, on such occasion or occasions as Agent may see fit.

   (b) Entry Upon Premises and Access to Information. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to enter upon the premises of Grantor where any Collateral is located (or is believed to be located) without any obligation to pay rent to Grantor, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order effectively to collect or liquidate the Collateral, and/or Agent may require Grantor to assemble the Collateral and make it available to Agent at a place or places to be designated by Agent. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to obtain access to Grantor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and Agent shall have the right to notify post office authorities to change the address for delivery of Grantor's mail to an address designated by Lender and to receive, open and deal with all mail addressed to Grantor.

   (c) Sale or Other Disposition of Collateral by Lender. Any notice required to be given by Agent of a sale, lease or other disposition, or other intended action by Agent with respect to, any Collateral of Grantor which is deposited in the United States certified or registered mail, postage prepaid and duly addressed to Grantor at the address specified in Section 13 below, five (5) Business Days or more prior to such proposed action shall constitute fair and reasonable notice to Grantor of any such action, provided that Agent may give any shorter notice that is commercially reasonable under the circumstances. The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the Expenses incurred by Agent in connection therewith, shall be applied as provided in Section 4.11 of the Credit Agreement toward satisfaction of the Obligations. Agent shall account to Grantor for any surplus realized upon any such sale or other disposition, and Grantor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree or any deficiency shall not affect Agent's security interest in the Collateral until the Obligations are fully paid and satisfied. Grantor agrees that Agent has no obligation to preserve rights to the Collateral against any other Persons.

   (d) Waiver of Demand, etc. Grantor hereby waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or the occurrence of any default with respect to any of the Obligations, and all other notices to which the Grantor might otherwise be entitled, except as otherwise expressly provided herein, in the Credit Agreement or in any of the other Credit Documents. Grantor also waives the benefit of all valuation, appraisal and exemption laws.

   (e) Costs and Expenses. Grantor also agrees to pay all Expenses incurred by the Agent and each of the Lenders in connection with the enforcement of their respective rights and remedies hereunder.

   11. Limitation on Duty in Respect of Collateral. The Agent and each of the Lenders shall use reasonable care with respect to any Collateral in their possession or under their control. Except as provided otherwise in the immediately preceding sentence, neither the Agent nor any of the other Lenders shall have any duty as to any Collateral in their possession or control or in the possession or control of any agent or nominee of any of such Persons or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Grantor, Agent shall account for any moneys received by it in respect of any foreclosing on or disposition of the Collateral.

   12. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of Grantor, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, observance or performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

   13. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given (and deemed to have been given) in the manner and to the respective addresses set forth in Section 11.7 of the Credit Agreement. Failure or delay in delivering copies of any such notice, demand, request, consent, approval, declaration or other communication to any Persons designated in this Security Agreement or any other Credit Document to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

   14. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   15. No Waiver; Cumulative Remedies. (a) Neither the Agent nor any of the Lenders shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, approved by the Majority Lenders (or by all Lenders where the approval of each Lender is required under the Credit Agreement) and signed by Agent, and then only to the extent therein set forth. A waiver by Agent or any of the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any of the Lenders, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

   (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or any of the other Credit Documents. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and, where applicable, by Grantor.

   16. Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor and shall, together with the rights and remedies of Agent and each of the Lenders hereunder, inure to the benefit of Agent and the Lenders and their respective successors and assigns.

   17. Further Indemnification. Grantor agrees to pay, and to save Agent and each of the Lenders harmless from and against, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

   18.  Governing Law.  THE VALIDITY, INTERPRETATION AND
ENFORCEMENT OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF
THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES.

   19. Submission to Jurisdiction. ALL DISPUTES AMONG GRANTOR AND THE LENDERS (OR the AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST GRANTOR OR ITS RESPECTIVE PROPERTIES IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

   20.  Service of Process.  GRANTOR HEREBY WAIVES PERSONAL
SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WITH AN OFFICE ON THE DATE HEREOF AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY GRANTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS ISSUED BY ANY COURT IN ANY LEGAL ACTION OR OTHER PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GRANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY CERTIFIED OR REGISTERED MAIL TO GRANTOR AT ITS ADDRESS SET FORTH HEREIN EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY GRANTOR REFUSES TO ACCEPT SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE GRANTOR AT ITS ADDRESS SET FORTH IN SECTION
11.1 OF THE CREDIT AGREEMENT SHALL CONSTITUTE SUFFICIENT NOTICE AND EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

   21.  Waiver of Jury Trial.  GRANTOR, AGENT AND THE LENDERS
EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY.  INSTEAD, ANY
DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

   22. Bond. Grantor hereby waives the posting of any bond otherwise required to be posted by Agent or any of the Lenders in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon collateral or any other security for the obligations, to enforce or appeal any judgment or other court order entered in favor of Agent or any of the Lenders, or in favor of Grantor or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Security Agreement or any of the other Credit Documents.




                     [SIGNATURE PAGE FOLLOWS]






   IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                            VENTURE STORES, INC.,
                            a Delaware corporation


                            By: /s/ Russell E. Solt
                                 Russell E. Solt
                                 Executive Vice President
                                 Finance and Administration






ACCEPTED AND ACKNOWLEDGED,
as of April 8, 1997:

BT COMMERCIAL CORPORATION,
as Agent


By:/s/ Wayne D. Hillock
Name:  Wayne D. Hillock
Title: Senior Vice President